UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	93-4680139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Floor, New York, NY
(Address of Principal Executive Offices)

10020
(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 5, 2026, Sirius XM Radio LLC (“SiriusXM”), a subsidiary of Sirius XM Holdings Inc. (the “Company,” “we,” “us” or “our”), settled its previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 3.125% Senior Notes due 2026 (the “3.125% Notes”).

A total of approximately $498.9 million (49.89%) of 3.125% Notes were purchased in the Tender Offer on March 5, 2026. A portion of the net proceeds from the issuance of SiriusXM’s 5.875% Senior Notes due 2032 on March 4, 2026 (the “5.875% Notes”) were used to fund the Tender Offer. As of March 5, 2026 after giving effect to the settlement of the Tender Offer, $501.1 million aggregate principal amount of 3.125% Notes were outstanding.

On March 10, 2026, SiriusXM deposited with U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”) under the Indenture, dated as of August 16, 2021 (as amended or supplemented as of the date hereof, the “3.125% Notes Indenture”), among SiriusXM, the guarantors party thereto and the Trustee, sufficient funds in U.S. treasuries to pay the outstanding principal amount and accrued interest to the maturity date of the 3.125% Notes and satisfy and discharge the 3.125% Notes and the related note guarantees and the 3.125% Notes Indenture and the obligations of SiriusXM and the guarantors thereunder (the “Satisfaction and Discharge”). A portion of the net proceeds from the issuance of SiriusXM’s 5.875% Notes were used to fund the Satisfaction and Discharge. Upon completion of the Satisfaction and Discharge, the 3.125% Notes and the related note guarantees and the 3.125% Notes Indenture and the obligations of SiriusXM and the guarantors thereunder were discharged and ceased to have further effect (except those provisions of the 3.125% Notes Indenture which the 3.125% Notes Indenture expressly specifies will survive satisfaction and discharge).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Eve Konstan
Eve Konstan Executive Vice President, Chief Legal Officer and Secretary

Dated: March 10, 2026